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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ---------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): March 8, 2005

                            GARDNER DENVER, INC.
             (Exact Name of Registrant as Specified in Charter)

            DELAWARE                     1-13215                76-0419383
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
         Incorporation)                                     Identification No.)

                           1800 GARDNER EXPRESSWAY
                           QUINCY, ILLINOIS 62301
            (Address of Principal Executive Offices and Zip Code)

                               (217) 222-5400
            (Registrant's Telephone Number, Including Area Code)

                               NOT APPLICABLE
        (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 8, 2005, Gardner Denver, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Thomas Industries Inc., a Delaware corporation ("Thomas Industries"), and PT Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of the Company (the "Merger Sub"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub will merge with and into Thomas Industries, with Thomas Industries continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company (the "Merger").

         At the effective time and as a result of the Merger, stockholders of Thomas Industries will become entitled to receive $40.00 in cash in exchange for each issued and outstanding share of Thomas Industries common stock. At the effective time of the Merger, holders of each outstanding stock option, stock appreciation right and performance share issued under Thomas Industries' equity compensation plans will also become entitled to receive $40.00 in cash, less the applicable exercise price in the case of stock options, subject to applicable withholding or other taxes.

         The Company and Thomas Industries have made customary representations, warranties and covenants in the Merger Agreement. The completion of the Merger is subject to approval by the stockholders of Thomas Industries and the satisfaction of other customary conditions, including antitrust approval from U.S. and foreign governmental entities.

         The Merger Agreement contains certain termination rights for both the Company and Thomas Industries. Thomas Industries will be required to pay the Company a $12 million termination fee if any of the following occur:

         o the Company terminates the Merger Agreement because Thomas Industries' board of directors withdraws its recommendation of the Merger;

         o the stockholders of Thomas Industries fail to approve the Merger Agreement following the withdrawal by Thomas Industries' board of directors of its recommendation of the Merger; or

         o Thomas Industries terminates the Merger Agreement to accept a superior alternative transaction proposal.

         Thomas Industries may also be obligated to reimburse the Company for up to $3 million in transaction expenses if the Merger Agreement is terminated by the Company under certain circumstances.

         The Company may be required to pay Thomas Industries a $5 million termination fee if the Merger Agreement is terminated under certain circumstances.

         The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as
Exhibit 2.1 hereto and incorporated herein by reference.


ITEM 7.01.  REGULATION FD DISCLOSURE.

         On March 9, 2005, the Company issued a press release announcing that it had entered into the Merger Agreement with Thomas Industries. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         The Company also prepared a slide presentation relating to the Thomas Industries transaction, which was made available to investors during an online conference on March 9, 2005. A copy of that presentation is attached hereto as Exhibit 99.2.

         The information in this Item 7.01 and the exhibit attached hereto will not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of the Business Acquired.

             To be filed within the period specified in Form S-K,
             Item 9.01(a)(4).

         (b) Pro Forma Financial Information.

             To be filed within the period specified in Form S-K,
             Item 9.01(b)(2).

         (c) Exhibits.

             Exhibit No.    Description
             -----------    -----------

                2.1 Agreement and Plan of Merger dated March 8, 2005 among Garner Denver, Inc., PT Acquisition Corporation and Thomas Industries Inc.

                99.1        Press release issued March 9, 2005.

                99.2        Investor presentation released on March 9, 2005.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2005                       GARDNER DENVER, INC.


                                           By:     /s/ Helen W. Cornell
                                              -------------------------------
                                                     Helen W. Cornell
                                              Vice President, Finance and CFO


                                EXHIBIT INDEX

             EXHIBIT NO.    DESCRIPTION
             -----------    -----------

                2.1 Agreement and Plan of Merger dated March 8, 2005 among Garner Denver, Inc., PT Acquisition Corporation and Thomas Industries Inc.

                99.1        Press release issued March 9, 2005.

                99.2        Investor presentation released on March 9, 2005.